UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )
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☒	Definitive Proxy Statement
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☐	Soliciting Material Under Rule 14a-12
Hydrofarm Holdings Group, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Hydrofarm Holding Groups, Inc.
290 Canal Road
Fairless Hills, Pennsylvania 19030
April 26, 2021
To Our Stockholders:
You are cordially invited to attend the 2021 annual meeting of stockholders of Hydrofarm Holdings Group, Inc. to be held at 11:00 a.m. ET on Tuesday, June 8, 2021. As a result of public health and travel guidance due to COVID-19, this year’s annual meeting will be a virtual meeting via live webcast on the internet. You will be able to attend the annual meeting, vote and submit your questions during the annual meeting by visiting www.virtualshareholdermeeting.com/HYFM2021. You will not be able to attend the annual meeting in person.
Details regarding the meeting, the business to be conducted at the meeting, and information about Hydrofarm Holdings Group, Inc. that you should consider when you vote your shares are described in the accompanying proxy statement.
At the annual meeting, two (2) persons will be elected to our board of directors as class I directors. In addition, we will ask stockholders to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2021. Our board of directors recommends the approval of each of the proposals. Such other business will be transacted as may properly come before the annual meeting.
Under Securities and Exchange Commission rules that allow companies to furnish proxy materials to stockholders over the Internet, we have elected to deliver our proxy materials to certain of our stockholders over the Internet. This delivery process allows us to provide stockholders with the information they need, while at the same time conserving natural resources and lowering the cost of delivery. On or about April 26, 2021 we intend to begin sending to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy statement for our 2021 annual meeting of stockholders and our 2020 annual report to stockholders. The Notice also provides instructions on how to vote online or by telephone, how to access the virtual annual meeting and how to receive a paper copy of the proxy materials by mail.
We hope you will be able to attend the annual meeting. Whether or not you plan to attend the annual meeting, we hope you will vote promptly. Information about voting methods is set forth in the accompanying proxy statement.
Thank you for your continued support of Hydrofarm Holdings Group, Inc. We look forward to seeing you at the annual meeting.
Sincerely,

William Toler
Chairman of the Board of Directors and Chief Executive Officer

HYDROFARM HOLDINGS GROUP, INC.
290 Canal Road
Fairless Hills, Pennsylvania 19030
April 26, 2021
NOTICE OF 2021 ANNUAL MEETING OF STOCKHOLDERS
TIME:	11:00 a.m. ET
DATE:	June 8, 2021
ACCESS:
This year’s annual meeting will be a virtual meeting via live webcast on the Internet. You will be able to attend the annual meeting, vote and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/HYFM2021 and entering the 16-digit control number included in the Notice of Internet Availability of Proxy Materials (the “Notice”) or proxy card that you receive. For further information about the virtual annual meeting, please see the Questions and Answers about the Meeting beginning on page 2. We expect to resume in person stockholder meetings in future years.

PURPOSES:
1.	To elect two (2) class I directors to serve three-year terms expiring in 2024;
2.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021; and
3.	To transact such other business that is properly presented at the annual meeting and any adjournments or postponements thereof.
WHO MAY VOTE:
You may vote if you were the record owner of Hydrofarm Holdings Group, Inc. common stock at the close of business on April 15, 2021 (the “Record Date”). A list of registered stockholders as of the close of business on the Record Date will be available during the 10 days prior to the annual meeting at our principal executive offices located at 290 Canal Road, Fairless Hills, Pennsylvania 19030. If you wish to view this list, please contact our Secretary at Hydrofarm Holdings Group, Inc., 290 Canal Road, Fairless Hills, Pennsylvania 19030 or (707) 765-9990. Such list will also be available for examination by the stockholders during the annual meeting at www.virtualshareholdermeeting.com/HYFM2021.
All stockholders are cordially invited to attend the virtual annual meeting. Whether or not you plan to attend the annual meeting, we urge you to vote by following the instructions in the Notice and submit your proxy by the Internet, telephone or mail in order to ensure the presence of a quorum. You may change or revoke your proxy at any time before it is voted at the meeting.
BY ORDER OF OUR BOARD OF DIRECTORS

Jeffrey Peterson
Secretary

i

HYDROFARM HOLDINGS GROUP, INC.
290 Canal Road
Fairless Hills, Pennsylvania 19030
PROXY STATEMENT FOR HYDROFARM HOLDINGS GROUP, INC.
2021 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 8, 2021
This proxy statement, along with the accompanying notice of 2021 annual meeting of stockholders, contains information about the 2021 annual meeting of stockholders of Hydrofarm Holdings Group, Inc., including any adjournments or postponements of the annual meeting. We are holding the annual meeting at 11:00 a.m. ET, on Tuesday, June 8, 2021. As a result of the public health and travel guidance and concerns due to COVID-19, this year’s meeting will be a virtual meeting via live webcast on the Internet. You will be able to attend our annual meeting, vote and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/HYFM2021. You will not be able to attend the annual meeting in person.
In this proxy statement, we refer to Hydrofarm Holdings Group, Inc. as “Hydrofarm,” “the Company,” “we” and “us.”
This proxy statement relates to the solicitation of proxies by our board of directors for use at the annual meeting.
On or about April 26, 2021, we intend to begin sending to our stockholders the Important Notice Regarding the Availability of Proxy Materials containing instructions on how to access our proxy statement for our 2021 annual meeting of stockholders and our 2020 annual report to stockholders.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
STOCKHOLDER MEETING TO BE HELD ON JUNE 8, 2021
This proxy statement, the notice of 2021 annual meeting of stockholders, our form of proxy card and our 2020 annual report to stockholders are available for viewing, printing and downloading at www.virtualshareholdermeeting.com/HYFM2021. In order to view, print or download these materials, please have your 16-digit control number(s) available that appears on your notice or proxy card. On this website, you can also elect to receive future distributions of our proxy statements and annual reports to stockholders by electronic delivery.
Additionally, you can find a copy of our Annual Report on Form 10-K, which includes our financial statements for the fiscal year ended December 31, 2020, on the website of the Securities and Exchange Commission, or the SEC, at www.sec.gov, or in the “SEC Filings” section of the “Investors” section of our website at www.hydrofarm.com. You may also obtain a printed copy of our Annual Report on Form 10-K, including our financial statements, free of charge, from us by sending a written request to:
HYDROFARM HOLDINGS GROUP, INC.
Attn: Investor Relations
290 Canal Road
Fairless Hills, Pennsylvania 19030
Exhibits will be provided upon written request and payment of an appropriate processing fee.

IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
Why is the Company Soliciting My Proxy?
Our board of directors is soliciting your proxy to vote at the 2021 annual meeting of stockholders to be held virtually via live webcast, on Tuesday, June 8, 2021, at 11:00 a.m. ET and any adjournments or postponements of the meeting, which we refer to as the annual meeting. This proxy statement, along with the accompanying notice of 2021 annual meeting of stockholders, summarizes the purposes of the meeting and the information you need to know to vote at the annual meeting.
We have made available to you on the Internet or have sent you this proxy statement, the notice of 2021 annual meeting of stockholders, the proxy card and a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, because you owned shares of our common stock on April 15, 2021 (the “Record Date”). We intend to commence distribution of the Important Notice Regarding the Availability of Proxy Materials, which we refer to throughout this proxy statement as the Notice, and, if applicable, proxy materials to stockholders on or about April 26, 2021.
Why Did I Receive a Notice in the Mail Regarding the Internet Availability of Proxy Materials Instead of a Full Set of Proxy Materials?
As permitted by the rules of the U.S. Securities and Exchange Commission, or the SEC, we may furnish our proxy materials to our stockholders by providing access to such documents on the Internet, rather than mailing printed copies of these materials to each stockholder. Most stockholders will not receive printed copies of the proxy materials unless they request them. We believe that this process should expedite stockholders’ receipt of proxy materials, lower the costs of the annual meeting and help to conserve natural resources. If you received the Notice by mail or electronically, you will not receive a printed or email copy of the proxy materials, unless you request one by following the instructions included in the Notice. Instead, the Notice instructs you as to how you may access and review all of the proxy materials and submit your proxy on the Internet. If you requested a paper copy of the proxy materials, you may authorize the voting of your shares by following the instructions on the proxy card, in addition to the other methods of voting described in this proxy statement.
Why is the Company Holding a Virtual Annual Meeting?
Due to the public health impact of COVID-19 and to support the health and well-being of our stockholders, this year’s annual meeting will be held in a virtual meeting format only. We have designed our virtual format to enhance, rather than constrain, stockholder access, participation and communication. For example, the virtual format allows stockholders to communicate with us in advance of, and during, the annual meeting so they can ask questions of our board of directors or management, as time permits.
What Happens if There Are Technical Difficulties during the Annual Meeting?
We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual annual meeting, voting at the annual meeting or submitting questions at the annual meeting. If you encounter any difficulties accessing the virtual annual meeting during the check-in or meeting time, please call the phone number displayed on the virtual annual meeting website.
Who May Vote?
Only stockholders of record at the close of business on April 15, 2021, will be entitled to vote at the annual meeting. On this Record Date, there were 33,971,257 shares of our common stock outstanding and entitled to vote. Our common stock is our only class of voting stock.
If on April 15, 2021, your shares of our common stock were registered directly in your name with our transfer agent, Continental Stock Transfer Company, then you are a stockholder of record.
If on April 15, 2021, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares at the annual meeting unless you request and obtain a valid proxy from your broker or other agent.
You do not need to attend the annual meeting to vote your shares. Shares represented by valid proxies, received in time for the annual meeting and not revoked prior to the annual meeting, will be voted at the annual meeting. For instructions on how to change or revoke your proxy, see “May I Change or Revoke My Proxy?” below.
How Many Votes Do I Have?
Each share of our common stock that you own entitles you to one vote.
How Do I Vote?
Whether you plan to attend the annual meeting or not, we urge you to vote by proxy. All shares represented by valid proxies that we receive through this solicitation, and that are not revoked, will be voted in accordance with your instructions on the proxy card or as instructed via the Internet or telephone. You may specify whether your shares should be voted FOR or WITHHELD for each nominee for director and whether your shares should be voted for, against or abstain with respect to each of the other proposals. If you properly submit a proxy without giving specific voting instructions, your shares will be voted in accordance with our board of directors’ recommendations as noted below. Voting by proxy will not affect your right to attend the annual meeting.
If your shares are registered directly in your name through our stock transfer agent, Continental Stock Transfer Company, or you have stock certificates registered in your name, you may vote:
•	By Internet or by telephone. Follow the instructions included in the Notice or, if you received printed materials, in the proxy card to vote over the Internet or by telephone.
•
By mail. If you received a proxy card by mail, you can vote by mail by completing, signing, dating and returning the proxy card as instructed on the card. If you sign the proxy card but do not specify how you want your shares voted, they will be voted in accordance with our board of directors’ recommendations as noted below.

•	At the time of the virtual annual meeting. If you attend the virtual annual meeting, you may vote your shares online at the time of the meeting.
Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. ET on June 7, 2021.
If your shares are held in “street name” (held in the name of a bank, broker or other holder of record), you will receive instructions from the holder of record. You must follow the instructions of the holder of record in order for your shares to be voted. Telephone and Internet voting also will be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you plan to vote your shares at the time of the virtual annual meeting, you should contact your broker or agent to obtain a legal proxy or broker’s proxy card and vote your shares online at the time of the annual meeting.
How Does Our Board of Directors Recommend that I Vote on the Proposals?
Our board of directors recommends that you vote as follows:
☐	“FOR” the election of the nominees for director; and
☐	“FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2021;
If any other matter is presented at the annual meeting, your proxy provides that your shares will be voted by the proxy holder listed in the proxy in accordance with his or her best judgment. At the time this proxy statement was first made available, we knew of no matters that needed to be acted on at the annual meeting, other than those discussed in this proxy statement.

May I Change or Revoke My Proxy?
If you give us your proxy, you may change or revoke it at any time before the annual meeting. You may change or revoke your proxy in any one of the following ways:
☐	if you received a proxy card, by signing a new proxy card with a date later than your previously delivered proxy and submitting it as instructed above;
☐	by re-voting by Internet or by telephone as instructed above;
☐	by notifying Hydrofarm’s Secretary in writing before the annual meeting that you have revoked your proxy; or
☐
by attending the annual meeting and voting at the meeting. Attending the annual meeting will not in and of itself revoke a previously submitted proxy. You must specifically request at the annual meeting that it be revoked.

Your most current vote, whether by telephone, Internet or proxy card is the one that will be counted.
What if I Receive More Than One Notice or Proxy Card?
You may receive more than one Notice or proxy card if you hold shares of our common stock in more than one account, which may be in registered form or held in street name. Please vote in the manner described above under “How Do I Vote?” for each account to ensure that all of your shares are voted.
Will My Shares be Voted if I Do Not Vote?
If your shares are registered in your name or if you have stock certificates, they will not be counted if you do not vote as described above under “How Do I Vote?” If your shares are held in street name and you do not provide voting instructions to the bank, broker or other nominee that holds your shares as described above, the bank, broker or other nominee that holds your shares has the authority to vote your unvoted shares only on the ratification of the appointment of our independent registered public accounting firm (Proposal 2 of this proxy statement) without receiving instructions from you. Therefore, we encourage you to provide voting instructions to your bank, broker or other nominee. This ensures your shares will be voted at the annual meeting and in the manner you desire. A “broker non-vote” will occur if your broker cannot vote your shares on a particular matter because it has not received instructions from you and does not have discretionary voting authority on that matter or because your broker chooses not to vote on a matter for which it does have discretionary voting authority.
What Vote is Required to Approve Each Proposal and How are Votes Counted?
Proposal 1: Elect Directors
The nominees for director who receive the most votes (also known as a “plurality” of the votes cast) will be elected. You may vote either FOR all of the nominees, WITHHOLD your vote from all of the nominees or WITHHOLD your vote from any one or more of the nominees. Votes that are withheld will not be included in the vote tally for the election of the directors. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name for the election of the directors. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.

Proposal 2: Ratify Appointment of Independent Registered Public Accounting Firm
The affirmative vote of a majority of the shares cast for this proposal is required to ratify the selection of our independent registered public accounting firm. Abstentions will have no effect on the results of this vote. Brokerage firms have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote. We are not required to obtain the approval of our stockholders to select our independent registered public accounting firm. However, if our stockholders do not ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2021, our audit committee (the “Audit Committee”) of our board of directors will reconsider its selection.

Is Voting Confidential?
We will keep all the proxies, ballots and voting tabulations private. We only let our Inspectors of Election, Continental Stock Transfer Company, examine these documents. Management will not know how you voted on a specific proposal unless it is necessary to meet legal requirements. We will, however, forward to management any written comments you make on the proxy card or that you otherwise provide.
Where Can I Find the Voting Results of the Annual Meeting?
The preliminary voting results will be announced at the annual meeting, and we will publish preliminary, or final results if available, in a Current Report on Form 8-K within four business days of the annual meeting. If final results are unavailable at the time we file the Form 8-K, then we will file an amended report on Form 8-K to disclose the final voting results within four business days after the final voting results are known.
What Are the Costs of Soliciting these Proxies?
We will pay all of the costs of soliciting these proxies. Our directors and employees may solicit proxies in person or by telephone, fax or email. We will pay these employees and directors no additional compensation for these services. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses.
What Constitutes a Quorum for the Annual Meeting?
The presence, in person or by proxy, of the holders of a majority of the voting power of all outstanding shares of our common stock entitled to vote at the annual meeting is necessary to constitute a quorum at the annual meeting. Votes of stockholders of record who are present at the annual meeting in person or by proxy, abstentions, and broker non-votes are counted for purposes of determining whether a quorum exists.
Attending the Annual Meeting
This year, our annual meeting will be held in a virtual meeting format only, at 11:00 a.m. ET on Tuesday, June 8, 2021. To attend the virtual annual meeting, go to www.virtualshareholdermeeting.com/HYFM2021 shortly before the meeting time, and follow the instructions for downloading the webcast. If you miss the annual meeting, you can view a replay of the webcast at www.virtualshareholdermeeting.com until June 8, 2022. You need not attend the annual meeting in order to vote.
Householding of Annual Disclosure Documents
Some brokers or other nominee record holders may be sending you, a single set of our proxy materials if multiple Hydrofarm stockholders live in your household. This practice, which has been approved by the SEC, is called “householding.” Once you receive notice from your broker or other nominee record holder that it will be “householding” our proxy materials, the practice will continue until you are otherwise notified or until you notify them that you no longer want to participate in the practice. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.
We will promptly deliver a separate copy of our Notice or if applicable, our proxy materials to you if you write or call our Secretary at: Hydrofarm Holdings Group, Inc., 290 Canal Road, Fairless Hills, Pennsylvania 19030 or (707) 765-9990. If you want to receive your own set of our proxy materials in the future or, if you share an address with another stockholder and together both of you would like to receive only a single set of proxy materials, you should contact your broker or other nominee record holder directly or you may contact us at the above address and phone number.
Electronic Delivery of Company Stockholder Communications
Most stockholders can elect to view or receive copies of future proxy materials over the Internet instead of receiving paper copies in the mail.
You can choose this option and save us the cost of producing and mailing these documents by:
•	following the instructions provided on your Notice or proxy card;
•	following the instructions provided when you vote over the Internet; or
•	going to www.virtualshareholdermeeting.com/HYFM2021 and follow the instructions provided.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information with respect to the beneficial ownership of our common stock as of April 15, 2021 for (a) the executive officers named in the Summary Compensation Table on page 14 of this proxy statement, (b) each of our directors and director nominees, (c) all of our current directors and executive officers as a group and (d) each stockholder known by us to own beneficially more than 5% of our common stock. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. We deem shares of common stock that may be acquired by an individual or group within 60 days of April 15, 2021 pursuant to the exercise of options or warrants or the vesting of restricted stock units to be outstanding for the purpose of computing the percentage ownership of such individual or group, but those shares are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them based on information provided to us by these stockholders. Percentage of ownership is based on 33,971,257 shares of common stock outstanding on April 15, 2021.
	Shares Beneficially Owned(1)
Name and Address of Beneficial Owner	Number	Percent
5%+ Stockholders:
Chris Payne(1)	2,299,331	6.7%
John Tomes(2)	2,239,784	6.6%
Peter Wardenburg(3)	2,320,118	6.8%
Directors and Named Executive Officers:
William Toler(4)	890,606	2.6%
Terence Fitch(5)	142,350	*
B. John Lindeman(6)	69,699	*
Susan P. Peters	3,000	*
Patrick Chung	2,500	*
Renah Persofsky	4,500	*
Richard D. Moss	5,000	*
Melisa Denis	3,700	*
All directors and current executive officers as a group eight (8) persons	1,121,355	3.3%
*	Represents beneficial ownership of less than 1% of the outstanding shares of our common stock.
(1)
Represents (i) 1,378,775 shares of our common stock and 74,293 shares of common stock underlying warrants to purchase shares of our common stock held of record in Hawthorn Limited Partnership, (ii) 628,448 shares of our common stock and 30,697 shares of common stock underlying warrants to purchase shares of our common stock held of record by Hydrofarm Co-Investment Fund, LP, (iii) 68,694 shares of our common stock and 3,593 shares of common stock underlying warrants to purchase shares of our common stock held of record in Payne Capital Corp. Hydrofarm Co-Investment Fund, LP is an affiliate of Hawthorn, LP, (iv) 14,831 shares of our common stock held of record by Mr. Payne, and (v) 100,000 shares of our common stock held of record in Hydrofarm Co-Investment Fund II. Mr. Chris Payne is an affiliate of Hawthorn LP, Hydrofarm Co-Investment Fund LP, Payne Capital Corp and Hydrofarm Co-Investment Fund II. Messrs. Payne and Tomes may be deemed to beneficially own the shares and each share voting and investment power over the shares held by Hawthorn Limited Partnership, Hydrofarm Co-Investment Fund, LP, and Hydrofarm Co-Investment Fund II. Mr. Chris Payne is the natural person with voting and investment power over the shares held by Payne Capital Corp and by Mr. Payne. The stockholder’s address is 240 Richmond Street West, Toronto, ON, Canada M5V 1V6.

(2)
Represents (i) 1,378,775 shares of our common stock and 74,296 shares of common stock underlying warrants to purchase shares of our common stock held of record in Hawthorn Limited Partnership, (ii) 628,448 shares of our common stock and 30,697 shares of common stock underlying warrants to purchase shares of our common stock held of record by Hydrofarm Co-Investment Fund, LP, (iii) 27,571 shares of our common stock held of record by Mr. Tomes and (v) 100,000 shares of our common stock held of record in Hydrofarm Co-Investment Fund II. Hydrofarm Co-Investment Fund, LP is an affiliate of Hawthorn Limited Partnership. Mr. John Tomes is an affiliate of Hawthorn LP, Hydrofarm Co-Investment Fund LP and Hydrofarm Co-Investment Fund II. Messrs. Tomes and Payne may be deemed to beneficially own the shares and each share voting and investment power over the shares held by Hawthorn Limited Partnership, Hydrofarm Co-Investment Fund, LP, and Hydrofarm Co-Investment Fund II. The stockholder’s address is 240 Richmond Street West, Toronto, ON, Canada M5V 1V6.

(3)
Represents 2,077,777 shares of our common stock and 242,341 shares of common stock underlying warrants to purchase shares of our common stock held of record by Wardenburg 2009 Family Trust. Mr. Peter Wardenburg is the natural person with voting and investment power over the shares held by Wardenburg 2009 Family Trust. The stockholder’s address is 2249 S. McDowell Ext., Petaluma, CA 94954.

(4)	Represents 851,395 shares of our common stock and 39,211 shares of common stock that will vest within 60 days of April 15, 2021.
(5)	Represents 142,350 shares of our common stock.
(6)	Represents 52,942 shares of our common stock and 16,757 shares of common stock that will vest within 60 days of April 15, 2021.

MANAGEMENT AND CORPORATE GOVERNANCE
Our Board of Directors
Our amended and restated bylaws (the “Bylaws”) and our certificate of incorporation (the “Charter”), provide that our business is to be managed by or under the direction of our board of directors. Our board of directors is divided into three classes for purposes of election. One class is elected at each annual meeting of stockholders to serve for a three-year term. Our board of directors currently consists of six (6) members, classified into three (3) classes as follows: (1) Mr. William Toler and Mr. Patrick Chung constitute Class I, with a term ending at the 2021 annual meeting; (2) Ms. Renah Persofsky and Ms. Melisa Denis constitute Class II, with a term ending at the 2022 annual meeting; and (3) Mr. Richard D. Moss and Ms. Susan P. Peters constitute Class III, with a term ending at the 2023 annual meeting.
On April 19, 2021, our board of directors accepted the recommendation of our nominating and corporate governance committee (the “Nominating Committee”) and voted to nominate Mr. Toler and Mr. Chung for election at the annual meeting for a term of three (3) years to serve until the 2024 annual meeting of stockholders, and until their respective successors have been elected and qualified.
Set forth below are the names of the persons nominated for election as directors and those directors whose terms do not expire this year, their ages, their offices in the Company, if any, their principal occupations or employment for at least the past five years, the length of their tenure as directors and the names of other public companies in which such persons hold or have held directorships during the past five years. Additionally, information about the specific experience, qualifications, attributes or skills that led to our board of directors’ conclusion at the time of filing of this proxy statement that each person listed below should serve as a director is set forth below:
Name	Age	Position with the Company
William Toler	61	Chairman of the Board and Chief Executive Officer
Patrick Chung	31	Director
Susan P. Peters	67	Director
Renah Persofsky	63	Director
Richard D. Moss	63	Director
Melisa Denis	57	Director
Our board of directors has reviewed the materiality of any relationship that each of our directors has with us, either directly or indirectly. Based upon this review, our board of directors has determined that the following members of our board of directors are “independent directors” as defined by the Nasdaq Stock Market: Ms. Peters, Ms. Persofsky, Mr. Chung, Mr. Moss and Ms. Denis.
William Toler, Chairman of the Board and Chief Executive Officer
Mr. Toler has served as our Chairman of our board of directors and Chief Executive Officer since January 1, 2019. Prior to joining Hydrofarm in 2019, Mr. Toler was the Chief Executive Officer of Hostess Brands, Inc. (Nasdaq: TWNK) (“Hostess”), a food and beverage company, from May 2014 to March 2018. Under his leadership, Hostess successfully re-established the iconic Hostess brand as a leader within the sweet baked goods category, returned the company to profitability and transitioned Hostess from a private to public company. Mr. Toler has over 35 years of executive leadership experience in supply chain management and consumer packaged goods, including previously having served as Chief Executive Officer of AdvancePierre Foods, from September 2008 to August 2013, and President of Pinnacle Foods. He has also held executive roles at Campbell Soup Company, Nabisco and Procter & Gamble. Mr. Toler served on the board of directors of Collier Creek Holdings from September 2018 to September 2020, Hostess Brands from May 2014 to March 2018, AdvancePierre Foods from 2008 to 2013 and Pinnacle Foods from 2007 to 2008. In addition, Mr. Toler has also served as a senior advisor at Oaktree Capital Management, an investment management firm, from September 2013 to April 2014. Mr. Toler holds a B.A. in Business Management and Economics from North Carolina State University. Mr. Toler was selected to serve as Chairman of our board of directors because of his 35 years of executive leadership experience in supply chain management and consumer packaged goods.
Susan P. Peters, Director
Ms. Peters has served as our director since November 10, 2020. Previously, she was the Senior Vice President of Human Resources for General Electric Company (“GE”) from July 2013 until December 2017 after which she retired following 38 years of service. In her role as Chief Human Resource Officer (“CHRO”), Ms. Peters was a member of GE’s senior leadership team. From 2001 to 2007 Ms. Peters served as GE’s Vice President of Executive Development and served as Chief Learning Officer since 2007. In her role as the CHRO, Ms. Peters oversaw all aspects of the Human Resource function for GE’s workforce of approximately 325,000 employees in 175 countries. She was responsible for all of GE’s talent acquisition, talent development, learning, compensation and benefits, payroll, union relations, and security. Approximately 5,000 human resource employees worked under her leadership. Ms. Peters was first appointed as an officer at GE in 1997. Ms. Peters was a founding member of the GE Women’s Network and was also a member of the GE Foundation Board and the GE Pension Board. Ms. Peters also served on the National Board of Directors of Girl Scouts of the USA from 2008 until 2017. She is currently a member of the Loews Corporation (NYSE) board of directors. Ms. Peters received her B.A. from St. Mary’s College, Notre Dame and her Masters in Education from the University of Virginia. Ms. Peters was selected to serve on our board of directors because of her expertise in leadership and development and her experience serving as an officer of a global industrial company.
Patrick Chung, Director
Mr. Chung has served as our director since November 10, 2020. Mr. Chung currently serves as the Vice President of Finance at Serruya Private Equity Inc., which he joined in March 2018. In his role as Vice President, Mr. Chung oversees financial reporting and asset management for the fund, leads the real estate investments team, and plays a strategic role in the growth of investee companies. Previously, Mr. Chung was the Director of Finance for Inside Edge Properties Ltd. from March 2017 to March 2018. From January 2015 to March 2017, Mr. Chung served as the Assistant Manager of Finance Advisory for Deloitte. Prior to January 2015, Mr. Chung served as an Associate of Risk Assurance Services at PricewaterhouseCoopers Canada. In December 2015, Mr. Chung was designated as a Chartered Professional Accountant (“CPA”) by the Chartered Professional Accountants of Ontario. Mr. Chung received his Bachelor of Accounting and Finance and Minor in Economics from the University of Waterloo in December 2011 and his Masters of Accounting from the University of Waterloo in August 2012. Mr. Chung was selected to serve on our board of directors because of his expertise in financial accounting and investment management.
Renah Persofsky, Director
Ms. Persofsky has served as our director since November 10, 2020. Ms. Persofsky has over 40 years of business experience. Ms. Persofsky has served as the Chief Executive Officer of Strajectory Corp. since 2010 and as an executive consultant of Canadian Imperial Bank of Commerce since 2011. Ms. Persofsky has also served as the Chairwoman of BookJane Inc. since October 2016, a director of Aphria Inc. since October 2017 and the Vice Chairwoman and Lead Director since October 2019, the Chairwoman of Green Gruff Inc. since July 2019 and a director of Alkemy since April 2021. Ms. Persofsky has also previously served as an executive consultant to many iconic brands including Tim Hortons, Canadian Tire, Canada Post and Interac, and was an executive officer of the Bank of Montreal. Ms. Persofsky previously co-chaired the Canadian Minister’s Advisory Committee on Electronic Commerce, as well as served as a special advisor to the Minister of Foreign Affairs and Trade. Ms. Persofsky received her degree from the Rotman School of Management at the University of Toronto. Ms. Persofsky was selected to serve on our board of directors because of her global business, e-commerce expertise, and her experience with the cannabis industry.
Richard D. Moss, Director
Mr. Moss has served as our director since November 10, 2020. Mr. Moss served as Chief Financial Officer of Hanesbrands Inc., a leading Fortune 500 apparel company, from October 2011 until October 2017, after which he served in an advisory role at Hanesbrands until his retirement on December 31, 2017. Prior to his appointment as Chief Financial Officer, Mr. Moss led several key financial functions, including treasury and tax, at Hanesbrands from 2006 to 2011. From 2002 to 2005, Mr. Moss served as Vice President and Chief Financial Officer of Chattem Inc., a leading marketer and manufacturer of branded over-the-counter health-care products, toiletries and dietary supplements. Since January 2018, Mr. Moss has also served as a senior advisor to Nexo Capital Partners. Mr. Moss has served as a director of Winnebago Industries, Inc., a leading U.S. recreational vehicle manufacturer, since February 2017 and has served as a director of Nature’s Sunshine Products, Inc. since May 2018. Mr. Moss received a B.A. and an M.B.A. from Brigham Young University. Mr. Moss was selected to serve on our board of directors because of his significant financial and corporate governance experience, including experience with public, consumer-oriented companies.

Melisa Denis, Director
Ms. Denis has served as our director since November 20, 2020. Ms. Denis is currently President of Miracle Pointe Development, a real estate development company. Ms. Denis previously served as a partner at KPMG from 1998 to October 2020, including as National Tax Leader for Consumer Goods and as the leader of the Consumer and Industrial Market for Dallas. Ms. Denis has served as a member of the Board of Regents for the University of North Texas System since January 2020, an advisory board member of Women Corporate Directors since 2011, and a board member of Enactus, a global non-profit, since 2019. Ms. Denis is a Certified Public Accountant and received her degree in accounting and her Masters of accounting and tax from the University of North Texas. Ms. Denis was selected to serve on our board of directors because of her significant financial and tax experience, including experience with companies in the consumer goods industry.
Committees of our Board of Directors and Meetings
Meeting Attendance. During the fiscal year ending December 31, 2020, there were three meetings of our board of directors, and the various committees of our board of directors met a total of nine times. No director attended fewer than 75% of the total number of meetings of our board of directors and of committees of our board of directors on which he or she served during the fiscal year ended December 31, 2020. Our board of directors has adopted a policy under which each member of our board of directors makes every effort to but is not required to attend each annual meeting of our stockholders.
Audit Committee. Our Audit Committee met six times during the fiscal year ended December 31, 2020. This committee currently has three (3) members: Mr. Richard D. Moss (Chairperson), Ms. Renah Persofsky and Ms. Melisa Denis. Our Audit Committee’s role and responsibilities are set forth in the Audit Committee’s written charter and include the authority to retain and terminate the services of our independent registered public accounting firm. In addition, the Audit Committee reviews annual financial statements, considers matters relating to accounting policy and internal controls and reviews the scope of annual audits. All members of the Audit Committee satisfy the current independence standards promulgated by the SEC and by the Nasdaq Stock Market, as such standards apply specifically to members of audit committees. Our board of directors has determined that each of Mr. Moss and Ms. Denis is an “audit committee financial expert,” as the SEC has defined that term in Item 407 of Regulation S-K. Please also see the report of the Audit Committee set forth elsewhere in this proxy statement.
A copy of the Audit Committee’s written charter is publicly available on our website at www.hydrofarm.com.
Compensation Committee. Our compensation committee (the “Compensation Committee”) met three times during the fiscal year ending December 31, 2020. This committee currently has two (2) members: Ms. Peters (Chairperson) and Mr. Chung. Our Compensation Committee’s role and responsibilities are set forth in the Compensation Committee’s written charter and includes reviewing, approving and making recommendations regarding our compensation policies, practices and procedures to ensure that legal and fiduciary responsibilities of our board of directors are carried out and that such policies, practices and procedures contribute to our success. Our Compensation Committee also administers our 2018 Equity Incentive Plan, 2019 Employee, Director and Consultant Equity Incentive Plan and 2020 Employee, Director and Consultant Equity Incentive Plan. The Compensation Committee is responsible for the determination of the compensation of our chief executive officer, and shall conduct its decision making process with respect to that issue without the chief executive officer present. All members of the Compensation Committee qualify as independent under the definition promulgated by the Nasdaq Stock Market.
Our Compensation Committee has adopted processes and procedures for determining executive and director compensation. Generally, our Compensation Committee evaluates and approves our compensation practices for the current year and determines compensation levels. The Compensation Committee annually evaluates the Chief Executive Officer’s performance in light of relevant corporate goals and objectives, and approves, or recommends to the board of directors for approval, the Chief Executive Officer’s compensation. For executives other than the Chief Executive Officer, our Compensation Committee annually reviews and approves, or recommends to the board of directors for approval, the compensation of such executive officers. Additionally, our Compensation Committee annually reviews and approves, or recommends to the board of directors for approval, the compensation of our directors, including with respect to any equity-based plans. The enumerated processes and procedures of our Compensation Committee are included in our Compensation Committee’s written charter, which is publicly available on our website at: https://investors.hydrofarm.com/governance/documents-charters.
The Compensation Committee’s independent compensation consultant during fiscal year 2020 was Korn Ferry. Korn Ferry assists the Compensation Committee, which has the sole authority to hire or fire compensation consultants and to approve fee arrangements for work performed. Korn Ferry assists the Compensation Committee in fulfilling its responsibilities under its charter, including advising on proposed compensation packages for executive officers, compensation policies for our directors, practices and compensation levels in comparison to those of our competitors, and market practices generally. The Compensation Committee has authorized Korn Ferry to interact with management on behalf of the Compensation committee, as needed in connection with advising the Compensation Committee, and Korn Ferry is included in discussions with management and, when applicable, the Compensation Committee’s outside legal counsel on matters being brought to the Compensation Committee for consideration.
It is the Compensation Committee’s policy that the chairperson of the Compensation Committee or the full Compensation Committee pre-approve any additional services provided to management by our independent compensation consultant. In fiscal year 2020, Korn Ferry did work for the Compensation Committee as well as management. The Compensation Committee has assessed the independence of Korn Ferry pursuant to SEC rules and concluded that Korn Ferry’s work for the Compensation Committee does not raise any conflict of interest.
Please also see the report of the Compensation Committee set forth elsewhere in this proxy statement.
A copy of the Compensation Committee’s written charter is publicly available on our website at www.hydrofarm.com.
Nominating and Corporate Governance Committee. Our Nominating Committee did not meet during the fiscal year ending December 31, 2020 and has two (2) members: Ms. Persofsky (Chairperson) and Mr. Chung. Our board of directors has determined that all members of the Nominating Committee qualify as independent under the definition promulgated by the Nasdaq Stock Market. The Nominating Committee’s responsibilities are set forth in the Nominating Committee’s written charter and include:
•	evaluating and making recommendations to the full board of directors as to the composition, organization and governance of our board of directors and its committees,
•	evaluating and making recommendations as to director candidates,
•	evaluating current board members’ performance,
•	overseeing the process for Chief Executive Officer and other executive officer succession planning, and
•	developing and recommending governance guidelines for the Company.
Generally, our Nominating Committee considers candidates recommended by stockholders as well as from other sources such as other directors or officers, third party search firms or other appropriate sources. Once identified, the Nominating Committee will evaluate a candidate’s qualifications in accordance with our Nominating and Governance Committee Policy Regarding Qualifications of Directors appended to our Nominating Committee’s written charter. Threshold criteria include: personal integrity and sound judgment, business and professional skills and experience, independence, knowledge of our industry, possible conflicts of interest, diversity, the extent to which the candidate would fill a present need on our board of directors, and concern for the long-term interests of our stockholders. Our Nominating Committee has not adopted a formal diversity policy in connection with the consideration of director nominations or the selection of nominees. However, our Nominating Committee will consider issues of diversity among its members in identifying and considering nominees for director, and strive where appropriate to achieve a diverse balance of backgrounds, perspectives, experience, age, gender, ethnicity and country of citizenship on our board of directors and its committees.
If a stockholder wishes to propose a candidate for consideration as a nominee for election to our board of directors, it must follow the procedures described in our Bylaws and in “Stockholder Proposals and Nominations for Director” at the end of this proxy statement. For any such recommendation to be properly brought before an annual meeting, the stockholder must: (i) have given Timely Notice (as defined below) thereof in writing to the Secretary of Hydrofarm, (ii) have provided any updates or supplements to such notice at the times and in the forms required by the Bylaws and (iii) together with the beneficial owner(s), if any, on whose behalf the nomination or business proposal is made, have acted in accordance with the representations set forth in the solicitation statement of our Bylaws. For notice to be timely, a stockholder’s written notice shall be received by the Secretary at the principal executive offices of the Company not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the one-year anniversary of the preceding year’s annual meeting; provided, however, that in the event the annual meeting is first convened more than thirty (30) days before or more than sixty (60) days after such anniversary date, or if no annual meeting were held in the preceding year, notice by the stockholder to be timely must be received by the Secretary of the Company not later than the close of business on the later of the ninetieth (90th) day prior to the scheduled date of such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made (such notice within such time periods shall be referred to as “Timely Notice”). Such stockholder’s Timely Notice shall set forth:
•	all information relating to such person that would be required to be disclosed in a proxy statement or as otherwise required, in each case, pursuant to Regulation 14A under the Exchange Act;
•	certain biographical and share ownership information about the stockholder and any other proponent, including a description of any derivative transactions in the Company’s securities;
•	a description of certain arrangements and understandings between the proposing stockholder and any beneficial owner and any other person in connection with such stockholder nomination; and
•	a statement whether or not either such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of voting shares sufficient to carry the proposal.
The recommendation must also be accompanied by the following information concerning the proposed nominee:
•	certain biographical information concerning the proposed nominee;
•	all information concerning the proposed nominee required to be disclosed in solicitations of proxies for election of directors;
•	certain information about any other security holder of the Company who supports the proposed nominee;
•	a description of all relationships between the proposed nominee and the recommending stockholder or any beneficial owner, including any agreements or understandings regarding the nomination; and
•	additional disclosures relating to stockholder nominees for directors, including completed questionnaires and disclosures required by our Bylaws.
A copy of the Nominating Committee’s written charter, including its appendices, is publicly available on our website at www.hydrofarm.com.
Mergers and Acquisitions (M&A) Committee. Our M&A Committee was formed in April 2021. This committee currently has three (3) members: Mr. Richard D. Moss (Chairperson), Ms. Renah Persofsky and Ms. Melisa Denis. Our M&A Committee’s role and responsibilities include (i) reviewing our strategy regarding mergers, acquisitions, investments and dispositions of material assets with our management, (ii) reviewing, approving or making recommendations to our board of directors to approve, as appropriate, proposed mergers, acquisitions, investments or dispositions of material assets, and (iii) overseeing the post-closing analysis of such transactions.
Compensation Committee Interlocks and Insider Participation
Our Compensation Committee has two (2) members: Ms. Susan P. Peters (Chairperson) and Mr. Patrick Chung. None of the members of our Compensation Committee has at any time during the last fiscal year been one of our officers or employees. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our board of directors or Compensation Committee. For a description of transactions between us and members of our Compensation Committee and affiliates of such members, please see the “Certain Relationships and Related Person Transactions” section of this proxy statement.
Board Leadership Structure and Role in Risk Oversight
Our board of directors has responsibility for establishing broad corporate policies and reviewing our overall performance rather than day-to-day operations. The primary responsibility of our board of directors is to oversee our management and, in doing so, serve our best interests and the best interests of our stockholders. Our board of directors selects, evaluates and provides for the succession of executive officers and, subject to stockholder election, directors. It reviews and approves corporate objectives and strategies, and evaluates significant policies and proposed major commitments of corporate resources. Our board of directors also participates in decisions that have a potential major economic impact on us. Management keeps the directors informed of company activity through regular communication, including written reports and presentations at board of directors and committee meetings.

Our board of directors is currently chaired by Mr. William Toler, who also serves as our Chief Executive Officer. We have not adopted a formal policy on whether the Chairman and Chief Executive Officer positions should be separate or combined. However, we have determined that it is in our best interest and the best interest of our stockholders to appoint Mr. Toler as our Chairman and Chief Executive Officer.
Effective risk oversight is an important priority of the board of directors. Because risks are considered in virtually every business decision, the board of directors discusses risk throughout the year generally or in connection with specific proposed actions. The board of directors’ approach to risk oversight includes understanding the critical risks in our business and strategy, evaluating our risk management processes, allocating responsibilities for risk oversight among the full board of directors, and fostering an appropriate culture of integrity and compliance with legal responsibilities.
Our officers are appointed by our board of directors and hold office until they resign or are removed from office by the board of directors. Ms. Peters, Ms. Persofsky, Mr. Chung, Mr. Moss and Ms. Denis qualify as independent directors.
Stockholder Communications to our Board of Directors
Generally, stockholders who have questions or concerns should contact our Investor Relations department at (707) 765-9990. However, any stockholders who wish to address questions regarding our business directly with our board of directors, or any individual director, should direct his or her questions in writing to the Chairman of our board of directors at Hydrofarm Holdings Group, Inc., 290 Canal Road, Fairless Hills, Pennsylvania 19030. Communications will be distributed to our board of directors, or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communications. Items that are unrelated to the duties and responsibilities of our board of directors may be excluded, such as:
•	junk mail and mass mailings;
•	resumes and other forms of job inquiries;
•	surveys; and
•	solicitations or advertisements.
In addition, any material that is unduly hostile, threatening, or illegal in nature may be excluded, in which case it will be made available to any outside director upon request.
Executive Officers
The following table sets forth certain information as of April 15, 2021 regarding our executive officers who are not also directors.
Name	Age	Position
Terrence Fitch	61	President
B. John Lindeman	51	Chief Financial Officer
Terence Fitch, President
Mr. Fitch has served as our President since March 4, 2019. Mr. Fitch has more than 30 years of marketing, sales, finance, manufacturing, supply chain, media and supervisory experience in the beverage industry. Prior to joining Hydrofarm in 2019, Mr. Fitch spent 18 years in Coca Cola’s senior management beginning in 1994, first as Regional Vice President of Sales and Marketing of the Gulf States, then as Division Vice President and General Manager, and finally as Senior Vice President and General Manager of the Western Region, responsible for a team of 13,500 sales, strategy, marketing, operations, manufacturing, supply chain, and analytical professionals, and accountable for annual sales in excess of $4.2 billion. Mr. Fitch also served as Senior Vice President and General Manager of the Western Region of Coca Cola Refreshments from 2010 to 2013. In 2013, Mr. Fitch founded Drink Teck, LLC, a functional beverage company, where he served as its Chief Executive Officer. Mr. Fitch has also served on the board of directors of the Harold Pump Foundation, on the C-5 Youth Foundation, on the USC Food Management Council, and on the Coca Cola Scholars Foundation. Mr. Fitch holds a B.S. in finance and marketing from Arizona State University.

B. John Lindeman, Chief Financial Officer
Mr. Lindeman has served as our Chief Financial Officer since March 2020. From August 2015 until assuming his current role at Hydrofarm Holdings in March 2020, Mr. Lindeman served as Chief Financial Officer and Corporate Secretary at Calavo Growers, Inc. (Nasdaq-GS: CVGW) (“Calavo”), a global avocado-industry leader and expanding provider of valued-added fresh food, where he was responsible for the finance, accounting, IT and human resource functions. Prior to joining Calavo, Mr. Lindeman held various leadership positions within the finance and investment banking industries, including serving as managing director at Sageworth Trust Company, a family office and private trust company, from March 2015 to July 2015, managing director and co-head of the consumer and retail group at Janney Montgomery Scott from August 2009 to March 2015, managing director at Stifel Nicolaus from December 2005 to August 2009 and principal at Legg Mason from October 1999 to December 2005. Prior to joining Legg Mason, he was a Manager at PricewaterhouseCoopers LLP from August 1996 to October 1999. Mr. Lindeman has also served as a director of Utz Brands, Inc. (NYSE: UTZ) since September 2020. Mr. Lindeman is a Chartered Financial Analyst and holds a B.S. in Business Administration from the University of Mary Washington.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION
Summary Compensation Table
The following table contains information concerning the compensation during each of the two years ended December 31, 2020 and 2019 to persons covered by Item 402(m)(2) of Regulation S-K (the “Named Executive Officers”).
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
William Toler, Chairman of the Board and Chief Executive Officer(3)	2020	519,231	—	—	—	—	—	16,881	536,112
	2019	475,243	—	7,497,636	—	—	—	14,308	7,987,187

Terence Fitch, President(4)	2020	311,539	—	—	—	—	—	23,947	335,486
	2019	237,945	—	1,795,242				16,715	2,049,902
B. John Lindeman, Chief Financial Officer	2020	374,519	100,000	2,440,327	—	—	—	16,412	2,931,258
	2019	—	—	—	—	—	—	—

(1)
The amounts reported in the “Stock Awards” column represent grant date fair value of the restricted stock units (“RSUs”) granted to the Named Executive Officers during the fiscal years ended December 31, 2020 and December 31, 2019 as computed in accordance with FASB Accounting Standards Codification Topic 718. Note that the amounts reported in this column reflect the accounting cost for these stock options and do not correspond to the actual economic value that may be received by the Named Executive Officers from the RSUs.

(2)	“Other Compensation” consists of health insurance premiums.
(3)	Mr. Toler joined the Company as Chairman of the Board and Chief Executive Officer in January 2019. Mr. Toler was granted 1,034,431 and 413,772 RSUs in January 2019 and December 2019, respectively.
(4)	Mr. Fitch joined the Company as President in March 2019. Mr. Fitch was granted 372,395 RSUs in April 2019.
(5)	Mr. Lindeman joined the Company as Chief Financial Officer in March 2020. Mr. Lindeman was granted 402,151 RSUs in March 2020.
Narrative Disclosure to Summary Compensation Table
Executive Employment Agreements
The following description relates to employment agreements between us and our executive officers.
William Toler, Chief Executive Officer
In February 2019, we entered into an employment agreement with Mr. William Toler, to serve as Chairman and Chief Executive Officer. Mr. Toler’s employment agreement provides for, among other things, base salary, annual performance and retention bonus, severance payments and the continuation of certain benefits following certain terminations of employment by us under specified circumstances or the termination of employment for good reason (as defined in the employment agreement) by Mr. Toler. Under the provisions of the agreement, Mr. Toler’s base salary was $500,000 per year which was voluntarily reduced to $150,000 per year through September 30, 2019, at which time Mr. Toler’s base salary reset to $500,000. The agreement also included an annual performance and retention bonus of up to fifty percent of his base salary rate based upon our board of directors’ assessment of his performance and our attainment of goals as mutually agreed between him and our board of directors. Effective April 1, 2021, Mr. Toler’s base salary increased to $600,000 and his annual performance bonus increased to one hundred percent of his base salary rate. Under the agreement, if Mr. Toler’s employment is terminated by us without cause (as defined in the employment agreement), or Mr. Toler resigns for good reason (as defined in the employment agreement), Mr. Toler will (i) have the right to receive an amount equal to the greater of $250,000 or six months of his base salary and the reimbursement of health premiums until the earlier of six months following termination, the date on which healthcare coverage is obtained from another source or until he ceases to be entitled to continuing coverage under our health plan, (ii) receive a salary true-up bonus if his employment terminates before September 30,

2019, which will be equal to a pro-rated payment of $350,000 based upon his length of service and (iii) have all unvested equity awards held by him which vest over the twelve month period following his termination immediately vest and forfeit all other unvested equity awards. If Mr. Toler resigns without good reason or if his employment is terminated by us for cause, all of his vested equity awards previously granted to him will be forfeited. Mr. Toler’s employment agreement also provides that if his employment is terminated by him due to resignation without good reason, or by us for cause, or by either party as a result of his death or disability, he will receive (i) his base salary accrued through his last day of employment, (ii) any unused vacation (if applicable) accrued through his last day of employment, (ii) any earned but unpaid annual bonus for the calendar year ended immediately prior to his last day of employment and (iv) reimbursement of any reimbursed business expenses. Under these circumstances, he will not be entitled to any other form of compensation from us, including any severance benefits, other than any rights to which he is entitled our benefit programs, stock option plan or equity grant documents between him and us.
Mr. Toler’s employment agreement also contains a mutual non-disparagement covenant, intellectual property covenants and confidentiality covenants prohibiting Mr. Toler from, among other things, disclosing confidential information relating to us. The employment agreement also contains non-solicitation restrictions, pursuant to which Mr. Toler will not be permitted to solicit our employees in certain circumstances for a period of 12 months following his termination of employment for any reason.
Terence Fitch, President
In March 2019, we entered into an employment agreement with Mr. Fitch, to serve as President. Mr. Fitch’s employment agreement provides for, among other things, base salary, annual performance and retention bonus, severance payments and the continuation of certain benefits following certain terminations of employment by us under specified circumstances or the termination of employment for good reason (as defined in the employment agreement) by Mr. Fitch. Under the provisions of the agreement, Mr. Fitch’s base salary was $300,000 per year which was voluntarily reduced to $150,000 per year until September 30, 2019, at which time Mr. Fitch’s base salary reset to $300,000. The agreement also includes an annual performance and retention bonus of up to fifty percent of his base salary rate based upon our board of directors’ assessment of his performance and our attainment of goals as mutually agreed between him and our board of directors. Under the agreement, if Mr. Fitch’s employment is terminated by us without cause (as defined in the employment agreement), or Mr. Fitch resigns for good reason (as defined in the employment agreement), Mr. Fitch will (i) have the right to receive an amount equal to the greater of $150,000 or six months of his base salary and the reimbursement of health premiums until the earlier of six months following termination, the date on which healthcare coverage is obtained from another source or until he ceases to be entitled to continuing coverage under our health plan, (ii) receive a salary true-up bonus if his employment terminates before September 30, 2019, which will be equal to a pro-rated payment of $150,000 based upon his length of service and (iii) have all unvested equity awards held by him which vest over the twelve month period following his termination immediately vest and forfeit all other unvested equity awards. If Mr. Fitch resigns without good reason or if his employment is terminated by us for cause, all of his vested equity awards previously granted to him will be forfeited. Mr. Fitch’s employment agreement also provides that if his employment is terminated by him due to resignation without good reason, or by us for cause, or by either party as a result of his death or disability, he will receive (i) his base salary accrued through his last day of employment, (ii) any unused vacation (if applicable) accrued through his last day of employment, (ii) any earned but unpaid annual bonus for the calendar year ended immediately prior to his last day of employment and (iv) reimbursement of any reimbursed business expenses. Under these circumstances, he will not be entitled to any other form of compensation from us, including any severance benefits, other than any rights to which he is entitled our benefit programs, stock option plan or equity grant documents between him and us.
Mr. Fitch’s employment agreement also contains a mutual non-disparagement covenant, intellectual property covenants and confidentiality covenants prohibiting Mr. Fitch from, among other things, disclosing confidential information relating to us. The employment agreement also contains non-solicitation restrictions, pursuant to which Mr. Fitch will not be permitted to solicit our employees in certain circumstances for a period of 12 months following his termination of employment for any reason.
B. John Lindeman, Chief Financial Officer
In February 2020, we entered into an offer letter with Mr. Lindeman, to serve as Chief Financial Officer. Mr. Lindeman’s offer letter provides for, among other things, base salary, annual performance bonus and severance payments. Under the provisions of the offer letter, Mr. Lindeman’s base salary is $475,000 per year. The offer letter also includes an annual performance bonus of up to fifty percent of Mr. Lindeman’s base salary rate based upon our board of directors’ assessment of his performance and our attainment of goals as determined by our board of directors and guarantees fifty percent of the pro-rated amount of the annual performance bonus for his first year of employment. The offer letter also includes an award of restricted stock units equal to 1.75% of the Company which vests over four years as follows: 25% vest after a 12-month service period following the award, and the balance vest in equal monthly installments over the next 36 months of service. Under the offer letter, Mr. Lindeman’s employment is at will. If Mr. Lindeman’s employment is terminated, Mr. Lindeman will (i) be paid cash severance of an amount equal to the greater of (x) $237,500 or (y) six months of his base salary in effect as of the date of separation and (ii) have all unvested equity awards held by him which vest over the twelve month period following his termination immediately vest and forfeit all other unvested equity awards.
Other Compensation Policies and Practices
Stock Ownership Guidelines and Holding Requirements.
All of our named executive officers and our senior leadership team are subject to stock ownership guidelines. We instituted stock ownership guidelines in the interest of promoting and increasing equity ownership by our senior executives and to further align our executives’ long-term interests with those of our stockholders. Although there is no deadline set for executives to reach their ownership guidelines, the Compensation Committee monitors ownership levels to confirm that executives are making sustained progress toward achievement of their ownership guidelines. The following table outlines the stock ownership guidelines for our executives.
Position	Ownership Guidelines
Chairman of the Board and Chief Executive Officer	6x base salary
President and Chief Financial Officer	4x base salary
Senior Leadership Team	2x base salary
As of April 15, 2021, all of our named executive officers have met their current stock ownership requirements. The members of our senior leadership team are making appropriate progress toward the ownership guidelines. Shares held in a brokerage account, an account with our transfer agent, an account with our stock plan administrator or in our 401(k) Plan, vested options, and any vested and unvested RSUs, all count towards the ownership requirement. Shares subject to unvested options or unearned performance shares, however, do not count toward the ownership guidelines. The value of the shares of common stock held by an officer will be measured by the greater of the value of the shares at the (i) time acquired or fully vested or (ii) the applicable annual measurement date, based on the twenty-day average closing price of our common stock before that measurement date. The stock ownership of all our named executive officers as of April 15, 2021, is presented on page 6. See “Security Ownership of Certain Beneficial Owners and Management.”
As discussed under “Stock Ownership Guidelines for Non-Employee Directors,” the Compensation Committee also establishes ownership guidelines for the independent directors and performs regular reviews to ensure all independent directors are in compliance or are showing sustained progress toward achievement of their ownership guidelines.
Insider Trading Policy
Our Insider Trading Policy prohibits directors, executive officers and other “designated insiders” from engaging in most transactions involving our common stock during periods, determined by us, that those individuals are most likely to be aware of material, non-public information. Directors, executive officers and other designated insiders subject to stock ownership guidelines must clear all their transactions in our common stock with the Chief Financial Officer in advance. Additionally, it is our policy that directors, executive officers and designated insiders are not permitted to hedge their ownership of Company securities, including (a) trading in publicly-traded options, (b) selling any security of the Company “short” and (c) purchasing any financial instruments (including straddles, collars or other similar risk reduction or hedging devices) or otherwise engaging in transactions that are designed to or have the effect of offsetting any decrease in the market value of our securities.

Outstanding equity awards at 2020 fiscal year end
Outstanding Equity Awards at Fiscal Year-End
	Option Awards				Stock Awards
Name and Principal Position	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Exercise Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
William Toler, Chairman of the Board and Chief Executive Officer(2)	—	—	—	—	—	892,197	46,911,718	—	—
Terence Fitch, President(3)	—	—	—	—	—	209,473	11,014,090	—	—
B. John Lindeman, Chief Financial Officer(4)	—	—	—	—	—	402,151	21,145,100	—	—
(1)	Represents the fair market value of shares that were unvested as of December 31, 2020. The fair market value is based on the closing price on December 31, 2020 of $52.58 per share.
(2)
These RSUs vest over four years, with 25% vesting on the first anniversary of the respective grant date and the remainder vesting in 12 equal quarterly installments thereafter. 1,034,431 RSUs were granted in January 2019 and 413,772 RSUs were granted in December 2019.

(3)
These RSUs vest over four years, with 25% vesting on the first anniversary of the grant date and the remainder vesting in 12 equal quarterly installments thereafter. 372,395 RSUs were granted in April 2019.

(4)
These RSUs vest over four years, with 25% vesting on the first anniversary of the grant date and the remainder vesting in 36 equal monthly installments thereafter. Mr. Lindeman joined the Company as Chief Financial Officer in March 2020. 402,151 RSUs were granted in March 2020.

Director Compensation
The following table shows the total compensation paid or accrued during the fiscal year ended December 31, 2020, to each of our non-employee directors. Directors who are employed by us are not compensated for their service on our board of directors.
Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Patrick Chung	—	50,000	—	—	—	—	50,000
Susan P. Peters	—	50,000	—	—	—	—	50,000
Renah Persofsky	—	50,000	—	—	—	—	50,000
Richard D. Moss	—	50,000	—	—	—	—	50,000
Melisa Denis	—	50,000	—	—	—	—	50,000
(1)
These amounts represent the aggregate grant date fair value of the stock awards granted to each director during the fiscal year ended December 31, 2020, computed in accordance with FASB ASC Topic 718. We granted 2,500 RSUs as initial annual equity awards to each of our non-employee directors. Such awards vest on June 14, 2021 after six months of service.

As of December 31, 2020 the aggregate number of shares subject to outstanding equity awards held by our non-employee directors was:
Name	Number of Shares of Underlying Outstanding Stock Awards
Patrick Chung	2,500
Susan P. Peters	2,500
Renah Persofsky	2,500
Richard D. Moss	2,500
Melisa Denis	2,500
Narrative to Director Compensation Table
In October 2020, our board of directors adopted a new compensation policy for our directors. This policy was developed with input from our independent compensation consultant, Korn Ferry, regarding practices and compensation levels at comparable companies. It is designed to attract, retain and reward nonemployee directors.
Under this director compensation policy, each non-employee director receives an annual director fee of $50,000. The chair of our audit committee is paid an additional fee of $25,000, the chair of our compensation committee is paid an additional fee of $15,000, and the chair of our nominating and corporate governance committee is paid an additional fee of $10,000. Each director also receives annual equity awards on the date of each annual meeting of our stockholders with a grant date value of $100,000 which will vest after one year of service, provided that the initial grant value is $50,000 which will vest after six months of service.
Stock Ownership Guidelines for Non-Employee Directors
Our non-employee directors are subject to ownership guidelines that establish a minimum ownership level. Non-employee directors are required to hold five times the 2020 annual cash retainer for non-employee directors. There is no deadline for non-employee directors to reach their ownership guidelines; however, the Compensation Committee performs regular reviews to confirm that all non-employee directors are in compliance or are showing sustained progress toward achievement of their ownership guidelines. All of our non-employee directors are making appropriate progress toward the ownership guidelines.

EQUITY COMPENSATION PLAN INFORMATION
The following table provides certain aggregate information with respect to all of the Company’s equity compensation plans in effect as of December 31, 2020.
	(a)	(b)	(c)
Plan category	Number of securities to be issuable upon exercise of outstanding options, warrants and rights(1)	Weighted- average exercise price of outstanding options, warrants and rights(2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(3)
Equity compensation plans approved by security holders(1)(4)	2,483,610	$8.81	2,197,396
Equity compensation plans not approved by security holders	—	—	—
Total	2,483,610	$8.81	2,197,396
(1)
These plans consist of (i) the 2020 Employee, Director and Consultant Equity Incentive Plan (the “2020 Plan”); (ii) the 2019 Employee, Director and Consultant Equity Incentive Plan (the “2019 Plan”); and (iii) the 2018 Equity Incentive Plan (the “2018 Plan”). For a description of these plans, see Note 11 to the 2020 Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.

(2)	The weighted-average exercise price excludes any outstanding restricted stock unit awards, which have no exercise price.
(3)
Consists only of securities remaining available for future issuance under the 2020 Plan. Since our 2020 Plan has been approved by our stockholders, we do not intend to make any additional grants under the 2018 Plan and the 2019 Plan.

(4)
The 2020 Plan provides that the total number of shares of our common stock reserved for issuance thereunder will automatically increase on January 1st of each year for a period of ten years commencing on January 1, 2021 and ending on January 2, 2030, in an amount equal to the lesser of (i) 4% of the outstanding shares of our common stock on such date and (ii) such number of shares determined by the plan administrator.

REPORT OF AUDIT COMMITTEE
The Audit Committee of our board of directors, which consists entirely of directors who meet the independence and experience requirements of the Nasdaq Stock Market, has furnished the following report:
The Audit Committee assists our board of directors in overseeing and monitoring the integrity of our financial reporting process, compliance with legal and regulatory requirements and the quality of internal and external audit processes. This committee’s role and responsibilities are set forth in our Charter adopted by our board of directors, which is available on our website at www.hydrofarm.com. This committee reviews and reassesses our Charter annually and recommends any changes to our board of directors for approval. The Audit Committee is responsible for overseeing our overall financial reporting process, and for the appointment, compensation, retention, and oversight of the work of Deloitte & Touche LLP. In fulfilling its responsibilities for the financial statements for fiscal year December 31, 2020, the Audit Committee took the following actions:
•	Reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2020 with management and Deloitte & Touche LLP, our independent registered public accounting firm;
•	Discussed with Deloitte & Touche LLP the matters required to be discussed in accordance with Auditing Standard No. 1301- Communications with Audit committees; and
•
Received written disclosures and the letter from Deloitte & Touche LLP regarding its independence as required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte & Touche LLP’s communications with the Audit Committee and the Audit Committee further discussed with Deloitte & Touche LLP their independence. The Audit Committee also considered the status of pending litigation, taxation matters and other areas of oversight relating to the financial reporting and audit process that the committee determined appropriate.

Based on the Audit Committee’s review of the audited financial statements and discussions with management and Deloitte & Touche LLP, the Audit Committee recommended to our board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 for filing with the SEC. Notwithstanding anything to the contrary in any of our previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this proxy statement or future filings with the SEC, in whole or in part, this report shall not be deemed to be incorporated by reference into any such filing.
Members of the Audit Committee of
Hydrofarm Holdings Group, Inc.

Mr. Richard D. Moss
Ms. Melisa Denis
Ms. Renah Persofsky

DELINQUENT SECTION 16(A) REPORTS
Section 16(a) of the Exchange Act requires our directors, officers and beneficial owners of more than 10% of our common stock to file with the SEC initial reports of ownership and reports of changes in the ownership of our common stock and other equity securities. Such persons are required to furnish us copies of all Section 16(a) filings.
Our records reflect that all reports which were required to be filed with the SEC pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, were filed on a timely basis, except that Form 4 reports, covering an aggregate of four (4) transactions, were filed late by Mr. Terence Fitch, Mr. Richard D. Moss, Ms. Melisa Denis and Ms. Susan P. Peters.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Our Audit Committee charter requires all future transactions between us and any director, executive officer, holder of 5% or more of any class of our capital stock or any member of the immediate family of, or entities affiliated with, any of them, or any other related persons, as defined in Item 404 of Regulation S-K, or their affiliates, in which the amount involved is equal to or greater than $120,000, be approved in advance by our Audit Committee. Any request for such a transaction must first be presented to our Audit Committee for review, consideration and approval. In approving or rejecting any such proposal, our Audit Committee is to consider all available information deemed relevant by the Audit Committee, including, but not limited to, the extent of the related person’s interest in the transaction, and whether the transaction is on terms no less favorable to us than terms we could have generally obtained from an unaffiliated third party under the same or similar circumstances. During the fiscal year ended December 31, 2020, we have engaged in the following transactions:
McDowell Lease Agreement
Our former headquarters in Petaluma, California (“Petaluma HQ”) was leased, in part, from one of our former directors and one of our principal stockholders, Peter Wardenburg through his ownership interests in McDowell Group, LLC (“McDowell Group”). Mr. Wardenburg owns 50% of McDowell Group. We leased the Petaluma HQ on a month-to-month basis. In 2020, aggregate rent expense totaled approximately $1.3 million. In March 2020 we relocated our headquarters to 290 Canal Road, Fairless Hills, Pennsylvania 19030.
Restricted Stock Unit Awards
During the year ending December 31, 2020, we made awards of 829,926 RSUs and options to purchase up to 150,119 shares of common stock. Of such awards, awards in the aggregate of 74,152 shares of common stock without any continued vesting or performance conditions, were made to certain executive officers and former directors (some of who were also our principal stockholders) and their affiliates: 14,831 RSUs each to Mr. Adam Stern, Mr. Chris Payne, Mr. John Tomes and a former employee of Serruya Private Equity and 3,707 RSUs each to Mr. Jack Serruya, Mr. Aaron Serruya, Mr. Michael Serruya and Mr. Simon Serruya. In addition, an award of 296,630 RSUs was made to Mr. Michael Rapoport which vests over time and only vests if certain trading price objectives are met following the offering.
Investor Rights Agreement
We previously entered into the investor rights agreement (the “Investor Rights Agreement”) with the Serruya Private Equity, HF I Investments LLC, HF II Investments LLC, HF III Investments LLC, Hawthorn LP, Hydrofarm Co-Investment Fund I, LP, Arch Street Holdings I, LLC, Payne Capital Corp., the Wardenburg Family Trust and A.G.P./Alliance Global Partners and SternAegis Ventures (collectively, the “Sponsors”), which was amended in November 2020 to eliminate most rights, except for certain piggyback registration rights to certain of the Sponsors for the shares of our common stock held by such Sponsors, but not including the securities acquired by such Sponsors in connection with a concurrent offering which simultaneously closed with our October 2018 private placement (the “Private Placement”) and subsequently converted to our securities pursuant to the Merger (as defined below). Concurrently with the closing of the Private Placement, one of our wholly-owned subsidiaries merged with and into Hydrofarm Investment Corp. (“HIC”), with HIC becoming our wholly-owned subsidiary and continuing its and its subsidiaries’ existing business operations, including those of Hydrofarm, LLC, a subsidiary of HIC (the “Merger”). The resale of these additional shares of our common stock will be eligible to be registered through piggyback registration rights, which may be exercised in connection with any future registration statement that is filed with the SEC.
Indemnification Agreements
We have entered into indemnification agreements with each of our directors and executive officers (the “Indemnification Agreements”). Such Indemnification Agreements provide for indemnification against expenses, judgments, fines and penalties actually and reasonably incurred by an indemnitee in connection with threatened, pending or completed actions, suits or other proceedings, subject to certain limitations. The Indemnification Agreements also provide for the advancement of expenses in connection with a proceeding prior to a final, non-appealable judgment or other adjudication, provided that the indemnitee provides an undertaking to repay to us any amounts advanced if the indemnitee is ultimately found not to be entitled to indemnification by us.

The Indemnification Agreements set forth procedures for making and responding to requests for indemnification or advancement of expenses, as well as dispute resolution procedures that will apply to any dispute between us and an indemnitee arising under the Indemnification Agreements.
Related Person Transaction Policy
The following actions constitute the recurring duties and responsibilities of our Audit Committee as set forth in the Audit Committee Charter. Our Audit Committee may alter or supplement these duties and responsibilities as appropriate under the circumstances, to the extent permitted by applicable law:
•
Review and approve, prior to the Company’s entry into any such transactions, all transactions involving amounts equal to or greater than $120,000 in which the Company is or will be a participant, which would be reportable by the Company under Item 404 of Regulation S-K promulgated under the Securities Act as a result of any of the following persons having or expected to have a direct or indirect material interest (a “Related Person Transaction”):

○	executive officers of the Company;
○	members of the board of directors;
○	beneficial holders of more than 5% of the Company’s securities;
○	immediate family members (as defined by Item 404 of Regulation S-K promulgated under the Securities Act) of or entities affiliated with any of the foregoing persons; and
○	any other persons whom the board of directors determines may be considered to be related persons as defined by Item 404 of Regulation S-K promulgated under the Securities Act.
•
Any request for a Related Person Transaction must first be presented to the Audit Committee for review, consideration and approval. In reviewing, considering, and approving or rejecting such transactions, the Audit Committee shall obtain, or shall consider all available information that the Audit Committee believes to be relevant to a review of the transaction prior to its approval including, but not limited to, the extent of the related person’s interest in the transaction, and whether the transaction is on terms no less favorable to the Company than terms the Company could have generally obtained from an unaffiliated third party under the same or similar circumstances. Following such consideration, approval may be given by written consent of the Audit Committee. No Related Person Transaction shall be entered into prior to the completion of these procedures.

•
The Audit Committee or the chairperson of the Audit Committee, as the case may be, shall approve only those Related Person Transactions that are determined to be in, or not inconsistent with, the best interests of the Company and its stockholders. No member of the Audit Committee shall participate in any review, consideration or approval of any related person transaction with respect to which the member or any of his or her immediate family members has an interest.

•	The Audit Committee shall adopt any further policies and procedures relating to the approval of Related Person Transactions that it deems necessary or advisable from time to time.

PROPOSAL NO. 1

ELECTION OF DIRECTORS
On November 10, 2020, our board of directors nominated Mr. William Toler and Mr. Patrick Chung for election at the annual meeting. Our board of directors currently consists of six (6) members, classified into three (3) classes as follows: (i) Mr. Toler and Mr. Chung constitute a class of directors with a term ending in 2021; (y) Ms. Persofsky and Ms. Denis constitute a class of directors with a term ending in 2022; and (z) Mr. Richard D. Moss and Ms. Susan P. Peters constitute a constitute a class of directors with a term ending in 2023. At each annual meeting of stockholders, directors are elected for a full term of three (3) years to succeed those directors whose terms are expiring.
Our board of directors has voted to nominate Mr. Toler and Mr. Chung, for election at the annual meeting for a term of three (3) years to serve until the 2024 annual meeting of stockholders, and until their respective successors are elected and qualified. The Class II directors (Ms. Persofsky and Ms. Denis) and the Class III directors (Mr. Moss and Ms. Peters) will serve until the annual meeting of stockholders to be held in 2022 and 2023, respectively, and until their respective successors have been elected and qualified.
Unless authority to vote for either of the nominees is withheld, the shares represented by the enclosed proxy will be voted FOR the election of Mr. Toler and Mr. Chung as directors. In the event that either nominee becomes unable or unwilling to serve, the shares represented by the enclosed proxy will be voted for the election of such other person as our board of directors may recommend in that nominee’s place. We have no reason to believe that either nominee will be unable or unwilling to serve as a director.
A plurality of the shares voted for each nominee at the meeting is required to elect each nominee as a director.
OUR BOARD OF DIRECTORS RECOMMENDS THE ELECTION OF WILLIAM TOLER AND PATRICK CHUNG AS DIRECTORS, AND PROXIES SOLICITED BY OUR BOARD OF DIRECTORS WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

PROPOSAL NO. 2
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has appointed Deloitte & Touche LLP, or Deloitte, as our independent registered public accounting firm, to audit our financial statements for the fiscal year ending December 31, 2021. Deloitte has served as our independent registered public accounting firm since September 24, 2019. Our board of directors proposes that the stockholders ratify this appointment. Deloitte audited our financial statements for the fiscal year ended December 31, 2020. We expect that representatives of Deloitte will be present at the annual meeting, will be able to make a statement if they so desire, and will be available to respond to appropriate questions.
In deciding to appoint Deloitte, the Audit Committee reviewed auditor independence issues and existing commercial relationships with Deloitte and concluded that Deloitte has no commercial relationship with the Company that would impair its independence for the fiscal year ending December 31, 2021.
The following table presents fees for professional audit services rendered by Deloitte for the audit of the Company’s annual financial statements for the years ended December 31, 2020, and December 31, 2019.
	2019	2020
Audit fees:(1)	$1,681,611	$2,897,053
Audit related fees:(2)	—	73,290
	$1,681,611	$2,970,343
(1)
Audit fees include fees and related expenses for professional services rendered in connection with the annual audit of the Company’s financial statements and the review of the Company’s interim financial statements, as well as fees for services that generally only the independent registered public accounting firm can be reasonably expected to provide, including comfort letters, consents, and review of registration statements filed with the SEC including fees related to our initial public offering in the year ended December 31, 2020.

(2)
Audit related fees consist of fees and related expenses for products and services other than services described under “Audit Fees”. These products and services included, among others, due diligence related to potential acquisitions and the cost of a subscription to an accounting research tool. There were no amounts billed for audit-related fees during the year ended December 31, 2019.

All fees described above were pre-approved by the Audit Committee. We have furnished the foregoing disclosure to Deloitte.
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Public Accountant
Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of our independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm.
Prior to engagement of an independent registered public accounting firm for the next year’s audit, management will submit an aggregate of services expected to be rendered during that year for each of four categories of services to the Audit Committee for approval.
1.
Audit services include audit work performed in the preparation of financial statements, as well as work that generally only an independent registered public accounting firm can reasonably be expected to provide, including comfort letters, statutory audits, and attest services and consultation regarding financial accounting and/or reporting standards.

2.
Audit-Related services are for assurance and related services that are traditionally performed by an independent registered public accounting firm, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.

3.
Tax services include all services performed by an independent registered public accounting firm’s tax personnel except those services specifically related to the audit of the financial statements, and includes fees in the areas of tax compliance, tax planning, and tax advice.

4.	Other Fees are those associated with services not captured in the other categories. The Company generally does not request such services from our independent registered public accounting firm.

Prior to engagement, the Audit Committee pre-approves these services by category of service. The fees are budgeted and the Audit Committee requires our independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage our independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging our independent registered public accounting firm.
The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.
In the event the stockholders do not ratify the appointment of Deloitte as our independent registered public accounting firm, the Audit Committee will reconsider its appointment.
The affirmative vote of a majority of the shares cast at the annual meeting is required to ratify the appointment of the independent registered public accounting firm.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE TO RATIFY THE APPOINTMENT OF DELOITTE AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AND PROXIES SOLICITED BY OUR BOARD OF DIRECTORS WILL BE VOTED IN FAVOR OF SUCH RATIFICATION UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

CODE OF CONDUCT AND ETHICS
We have adopted a code of conduct and ethics that applies to all of our employees, including our Chief Executive Officer and Chief Financial Officer. The text of the code of conduct and ethics is posted on our website at www.hydrofarm.com is filed with the SEC as an exhibit to our Annual Report on Form 10-K will be made available to stockholders without charge, upon request, in writing to the Secretary at Hydrofarm Holdings Group, Inc., 290 Canal Road, Fairless Hills, Pennsylvania 19030. Disclosure regarding any amendments to, or waivers from, provisions of the code of conduct and ethics that apply to our directors, principal executive officer and principal financial officer will be included in a Current Report on Form 8-K within four business days following the date of the amendment or waiver, unless website posting or the issuance of a press release of such amendments or waivers is then permitted by the rules of the Nasdaq Stock Market.
OTHER MATTERS
Our board of directors knows of no other business which will be presented to the annual meeting. If any other business is properly brought before the annual meeting, proxies will be voted in accordance with the judgment of the persons named therein.
STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR
To be considered for inclusion in the proxy statement relating to our 2021 annual meeting of stockholders, we must receive stockholder proposals (other than for director nominations) no later than December 24, 2020. To be considered for presentation at the 2021 annual meeting, although not included in the proxy statement, proposals (including director nominations that are not requested to be included in our proxy statement) must be received no earlier than February 8, 2022 and no later than March 10, 2022. Proposals that are not received in a timely manner will not be voted on at the 2021 annual meeting. If a proposal is received on time, the proxies that management solicits for the meeting may still exercise discretionary voting authority on the proposal under circumstances consistent with the proxy rules of the SEC. All stockholder proposals should be sent to Hydrofarm Holdings Group, Inc., 290 Canal Road, Fairless Hills, Pennsylvania 19030, Attn: Secretary.
BY ORDER OF THE BOARD OF DIRECTORS

William Toler
Chairman of the Board of Directors and
Chief Executive Officer
Fairless Hills, Pennsylvania
2021

HYDROFARM HOLDINGS GROUP, INC.
290 CANAL ROAD
FAIRLESS HILLS, PA 19030

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D51335-P56906 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

HYDROFARM HOLDINGS GROUP, INC.

The Board of Directors recommends you vote FOR the following proposals:

Nominees:	For	Withhold
1a. William Toler	☐	☐
1b. Patrick Chung	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

D51336-P56906

HYDROFARM HOLDINGS GROUP, INC.
Annual Meeting of Shareholders
June 8, 2021 11:00 AM EDT
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) B. John Lindeman and Jeffrey Peterson, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of HYDROFARM HOLDINGS GROUP, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 11:00 AM EDT on June 8, 2021, at the www.virtualshareholdermeeting.com/HYFM2021, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side